Capital World Growth and Income Fund
November 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 48K1 and 48K2, 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:

Item 48K1 and K2
Step	Asset Value (000's omitted)
K1) Maximum Asset value	$115,000,000
K2) Maximum Fee Rate	.35%
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$1,188,285
Class B	$240
Class C	$40,873
Class T*	$-
Class F-1	$77,749
Class F-2	$159,998
Class F-3	$16,016
Total	$1,483,161
Class 529-A	$67,588
Class 529-B	$34
Class 529-C	$9,956
Class 529-E	$2,465
Class 529-T*	$-
Class 529-F-1	$3,118
Class R-1	$3,398
Class R-2	$13,868
Class R-2E	$566
Class R-3	$38,573
Class R-4	$40,948
Class R-5	$29,985
Class R-5E	$254
Class R-6	$275,110
Total	$485,863
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$1.0700
Class B	$0.1900
Class C	$0.6834
Class T	$0.5997
Class F-1	$1.0458
Class F-2	$1.1773
Class F-3	$0.8700
Class 529-A	$1.0383
Class 529-B	$0.1900
Class 529-C	$0.6733
Class 529-E	$0.9326
Class 529-T	$0.5883
Class 529-F-1	$1.1444
Class R-1	$0.7017
Class R-2	$0.7049
Class R-2E	$0.8729
Class R-3	$0.9185
Class R-4	$1.0608
Class R-5E	$1.1769
Class R-5	$1.2029
Class R-6	$1.2258
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,071,060
Class B	-
Class C	51,040
Class T*	-
Class F-1	72,212
Class F-2	133,960
Class F-3	47,813
Total	1,376,085
Class 529-A	64,629
Class 529-B	-
Class 529-C	14,422
Class 529-E	2,617
Class 529-T*	-
Class 529-F-1	2,825
Class R-1	4,451
Class R-2	17,810
Class R-2E	1,002
Class R-3	40,148
Class R-4	37,869
Class R-5	24,598
Class R-5E	272
Class R-6	252,266
Total	462,909
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$53.02
Class B	$-
Class C	$52.41
Class T	$53.03
Class F-1	$52.90
Class F-2	$52.98
Class F-3	$53.03
Class 529-A	$52.84
Class 529-B	$-
Class 529-C	$52.56
Class 529-E	$52.76
Class 529-T	$53.02
Class 529-F-1	$52.90
Class R-1	$52.48
Class R-2	$52.34
Class R-2E	$52.80
Class R-3	$52.65
Class R-4	$52.89
Class R-5E	$52.96
Class R-5	$53.05
Class R-6	$53.04
*Amount less than one thousand